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Exhibit 16 Former Accountant's letter to the Commission.


                       Child, Van Wagoner & Bradshaw, PLLC
                      5296 South Commerce Drive, Suite 300
                 Salt Lake City, Utah 84107-5370 (801) 281-4700


                                October 28, 2009



Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Van Wagoner & Bradshaw, PLLC has read the Company's statements included under Item 4.01 of the Form 8-K dated October 28, 2009, and agrees with such statements as they relate to our firm.

Very truly yours,

/S/ CHILD, VAN WAGONER & BRADSHAW, PLLC
Child, Van Wagoner & Bradshaw, PLLC